SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                        [ ]  Confidential, For Use of the Commission Only
[X]  Definitive Proxy Statement                              (as  permitted  by  Rule  14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c)
     or Rule 14a-12

                             OPEN PLAN SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)    Title of each class of securities to which transaction applies:
              ..................................................................
       (2)    Aggregate number of securities to which transaction applies:
              ..................................................................
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
              ..................................................................
       (4)    Proposed maximum aggregate value of transaction:
              ..................................................................
       (5)    Total fee paid:
              ..................................................................

[ ]    Fee paid previously with preliminary materials.
              ..................................................................

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)    Amount previously paid:
              ..................................................................
       (2)    Form, Schedule or Registration Statement no.:
              ..................................................................
       (3)    Filing Party:
              ..................................................................
       (4)    Date Filed:
              ..................................................................

                                                                       OPEN PLAN
                                                                         SYSTEMS
                                                                          [LOGO]






                                 April 15, 1998




Dear Shareholder:

         You are cordially invited to attend the 1998 Annual Meeting of Shareholders to be held on Friday, May 15, 1998 at 10:00 a.m. at the Crestar Bank Auditorium, 919 East Main Street, 4th Floor, Richmond, Virginia 23219. At the Annual Meeting, you will be asked to elect one director to serve for a one-year term and two directors each to serve for a three-year term, and to ratify the appointment of independent auditors for the Company for 1998. Enclosed with this letter is a formal notice of the Annual Meeting, a Proxy Statement and a form of proxy.

         Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please complete, sign, date and return the enclosed proxy promptly using the enclosed postage-paid envelope. The enclosed proxy, when returned properly executed, will be voted in the manner directed in the proxy.

         We hope you will participate in the Annual Meeting, either in person or by proxy.

                                         Sincerely,

                                         /s/  Paul A. Covert

                                         Paul A. Covert
`                                        President













 . . . . . . . . . . . . . . Remanufactured Workstations . . . . . . . . . . . .

             4299 CAROLINA AVENUE, BUILDING C, RICHMOND, VA 23222 *
                        804.228.5600 / FAX 804.228.5656

                             OPEN PLAN SYSTEMS, INC.
                        4299 Carolina Avenue, Building C
                            Richmond, Virginia 23222

                               -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               -------------------

         The Annual Meeting of Shareholders (the "Annual Meeting") of Open Plan Systems, Inc. (the "Company") will be held on Friday, May 15, 1998 at 10:00 a.m. at the Crestar Bank Auditorium, 919 East Main Street, 4th Floor, Richmond, Virginia 23219, for the following purposes:

         1. To elect one director to serve as a Class II director for a term of one year expiring at the 1999 annual meeting of shareholders;

         2.     To elect two  directors to serve as Class I directors  for terms
                of  three  years   expiring  at  the  2001  annual   meeting  of
                shareholders;

         3. To consider and act upon a proposal to ratify the appointment of the firm of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1998; and

         4. To act upon such other matters as may properly come before the Annual Meeting.

         Only holders of shares of Common Stock of record at the close of business on April 8, 1998, the record date fixed by the Board of Directors of the Company, are entitled to notice of, and to vote at, the Annual Meeting.

         Please sign and promptly mail the enclosed proxy to insure the presence of a quorum at the Annual Meeting.


                                            By Order of The Board of Directors

                                            /s/ Gary M. Farrell

                                            Gary M. Farrell
                                            Corporate Secretary


April 15, 1998


                                    IMPORTANT

         WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY.

                             OPEN PLAN SYSTEMS, INC.
                        4299 Carolina Avenue, Building C
                            Richmond, Virginia 23222


                                 PROXY STATEMENT


         This Proxy Statement is furnished to holders of Common Stock, no par value (the "Common Stock"), of Open Plan Systems, Inc. (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 1998 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Friday, May 15, 1998 at 10:00 a.m. at the Crestar Bank Auditorium, 919 East Main Street, 4th Floor, Richmond, Virginia 23219, and any adjournment thereof.

         Any shareholder who executes a proxy has the power to revoke it at any time by written notice to the Secretary of the Company, by executing a proxy dated as of a later date, or by voting in person at the Annual Meeting. It is expected that this Proxy Statement and the enclosed proxy card will be mailed on or about April 15, 1998 to all shareholders entitled to vote at the Annual Meeting.

         The expense of soliciting proxies for the Annual Meeting will be paid for by the Company. Proxies are being solicited by mail and may also be solicited in person or by telephone, telegraph or telefacsimile by directors, officers and employees of the Company. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of shares of the Common Stock. In addition, the Company has retained Corporate Investor Communications, Inc. to assist it in the solicitation of proxies in connection with the Annual Meeting at an anticipated cost of $3,500, plus reimbursement of out-of-pocket expenses.

         On April 8, 1998, the record date for determining those shareholders entitled to notice of and to vote at the Annual Meeting, there were 4,472,433 shares of Common Stock issued and outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters to be acted upon at the Annual
Meeting. A majority of the shares of the Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

         The aggregate number of votes cast by all shareholders present in person or by proxy at the Annual Meeting will be used to determine whether a proposal will be approved or adopted. Thus, in the case of the election of directors and the ratification of the appointment of the independent public accountants and other matters that may come before the Annual Meeting, the withholding of votes or abstention from voting on a matter by a shareholder present in person or by proxy at the Annual Meeting has no effect on the item on which the shareholder withheld votes or abstained from voting. In addition, broker "non-votes" will not be included in determining the number of votes cast on any matter.

         The Board of Directors of the Company is not aware of any matters other than those described in the Proxy Statement that may be presented for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the persons named in the enclosed proxy card possess discretionary authority to vote in accordance with their best judgment with respect to such other matters.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         On February 17, 1998, the Board of Directors increased the number of directors of the Company from seven (7) to eight (8) by creating a new Class II directorship. Paul A. Covert, President of the Company, was elected by the Board of Directors to fill this newly created position on the Board. Thus, one (1) Class II director is to be elected at the Annual Meeting to serve for a term of one (1) year expiring on the date of the annual meeting of shareholders in 1999, and two (2) Class I directors are to be elected at the Annual Meeting each to serve for a term of three (3) years expiring on the date of the annual meeting of shareholders in 2001. Five (5) other directors have been elected to terms that end in either 1999 or 2000, as indicated below.

         The following pages set forth certain information concerning the nominees and incumbent directors whose terms of office will continue after the Annual Meeting. All of the nominees and incumbent directors were previously elected by the shareholders, except Paul A. Covert and E. W. Mugford, who will stand for election for the first time this year.

         The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. If the proxy is executed in such manner as not to withhold authority for the election of any or all of the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the three (3) nominees named below. If the proxy indicates that the shareholder wishes to withhold a vote from one or more nominees for director, such instructions will be followed by the persons named in the proxy.

         Each nominee has consented to being named in the Proxy Statement and has agreed to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve. If, at the time of the Annual Meeting, any nominee is unable or unwilling to serve as a director, votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. There are no current arrangements between any nominee and any other person pursuant to which a nominee was selected. No family relationships exist among any of the directors or between any of the directors and executive officers of the Company.

         The following information is furnished with respect to each nominee for director:

            Nominee for Election for Term Expiring in 1999 (Class II)

         Paul A. Covert, age 34, has been President of the Company since November 7, 1997. Previously, Mr. Covert had been President of Immaculate Eagle, Inc., dba TFM Remanufactured Furniture ("TFM"), since its inception in January 1988. TFM became a wholly-owned subsidiary of the Company on October 1, 1996.

           Nominees for Election for Terms Expiring in 2001 (Class I)

         Gary M. Farrell, age 38, has been Chief Financial Officer of the Company since June 1993 and Secretary and a member of the Board of Directors since January 1994. Prior to his employment by the Company, Mr. Farrell was Vice President and Corporate Audit Manager at Virginia Beach Federal Savings Bank from April 1992 to May 1993. Mr. Farrell was also employed by NationsBank Corporation from 1984 to 1992 where he held several positions, including Vice President and EDP Audit Manager. He is a member of the Executive Committee.

         E. W. Mugford, age 62, is President and Chief Executive Officer of Royal Oldsmobile-Isuzu Inc., a new automobile dealership located in Richmond, Virginia. Mr. Mugford also is President of Royal Auto Protection Company Ltd., an automobile insurance company located in Richmond, Virginia. Mr. Mugford has held these positions since 1971 and 1990, respectively.

         The Board of Directors recommends that the shareholders vote FOR the nominees set forth above.

                 Incumbent Directors Whose Terms Expire in 1999

         Anthony F. Markel, age 56, is President, Chief Operating Officer and a director of Markel Corporation, a Richmond, Virginia based publicly held insurance brokerage company. Mr. Markel has held these positions since 1992. He is a member of the Executive Committee and the Compensation Committee and has been a director of the Company since 1989. On April 8, 1998, the Board elected Mr. Markel as Chairman of the Board.

         Theodore L. Chandler, Jr., age 45, is a member and a director of the law firm of Williams, Mullen, Christian & Dobbins in Richmond, Virginia. Mr. Chandler is also a director LandAmerica Financial Group, Inc. and Hilb, Rogal & Hamilton Company. He is a member of the Compensation Committee and the Audit Committee and has been a director of the Company since 1996.

                 Incumbent Directors Whose Terms Expire in 2000

         Stan A. Fischer, age 57, has been a director of the Company since founding the Company in 1989. Mr. Fischer was President of the Company from 1989 until November 7, 1997, and was Chairman of the Board of the Company from 1989 until April 8, 1998. From 1986 to 1989, Mr. Fischer was Sales Manager of Chasen's Business Interiors, Inc., a marketer of new office furniture and furnishings in Richmond, Virginia. Prior to this, Mr. Fischer was employed by Xerox Corporation for over ten years in a variety of sales and management positions. He is a member of the Executive Committee.

         Troy A. Peery, Jr., age 51, is President and Chief Operating Officer and a director of Heilig Meyers Co., a national retailer of home furniture and furnishings headquartered in Richmond, Virginia. Mr. Peery has held this position since 1985. Mr. Peery currently serves on the Board of Directors of Galeski Optical Co. and S&K Famous Brands, Inc. He is a member of the Compensation Committee and the Audit Committee and has been a director of the Company since 1989.

         Robert F. Mizell, age 41, is a Senior Vice President and a director of Davenport & Company LLC, where he directs the firm's Corporate Finance Department. Prior to joining Davenport in 1988, Mr. Mizell was a partner with the accounting firm of KPMG Peat Marwick. Mr. Mizell is also a director of Manorhouse Retirement Centers, Inc. and Security Filter Products Co., Inc. He is a member of the Executive Committee, the Compensation Committee and the Audit Committee and has been a director of the Company since 1996.

Executive Officers

         Information with respect to Paul A. Covert, President, and Gary M. Farrell, Chief Financial Officer and Secretary, is set forth above. Information with respect to the remaining executive officers of the Company is as follows:

         Todd A. Thomann, age 36, has been Executive Vice President of the Company since December 1, 1997. Mr. Thomann became an executive officer of the Company on January 14, 1998. Mr. Thomann had been Vice-President of TFM since its inception in January 1988. TFM became a wholly-owned subsidiary of the Company on October 1, 1996.

         Robert E. O'Neil, Jr., age 48, has been Vice President - National Accounts of the Company since December 1, 1997. Mr. O'Neil was previously Vice President - Sales of the Company from November 18, 1996 to November 30, 1997. Mr. O'Neil became an executive officer of the Company on February 17, 1997. Prior to his employment with the Company, Mr. O'Neil served as Vice President - Sales with Superior Chaircraft Corporation from September 1994 to November 1996, and was a manager for Steelcase, Inc. from October 1977 to September 1994.

         Neil F. Suffa, age 33, has been Corporate Controller of the Company since December 2, 1996. Mr. Suffa became an executive officer of the Company on February 17, 1997. From July 1994 to December 1996, Mr. Suffa was Senior Accounting and Reporting Accountant with James River Corporation, and from July 1986 to July 1994 was employed as Audit Manager with Deloitte & Touche LLP. Mr. Suffa also served as Chief Financial Officer of SAGA Systems, an independent service provider of access to the

Internet, from May 1996 to October 1996, and served on the Board of Directors of that company until April 1997.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership of Common Stock with the Securities and Exchange Commission. Such persons are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company, the Company believes that, except as disclosed below, all applicable Section 16(a) filing requirements were satisfied for events and transactions that occurred in 1997. Paul A. Covert filed one late report on Form 3 in 1997. The Form 3 incorrectly reported the number of shares of Common Stock owned by Mr. Covert and did not include disclosure regarding options granted to him on October 21, 1996 and August 12, 1997 under the Company's 1996 Stock Incentive Plan. However, the correct number of shares held by Mr. Covert was subsequently disclosed on an amended Form 3 filed on or about January 14, 1998 and the options held by Mr. Covert were reported on a Form 5 filed on or about February 13, 1998. In addition, Troy A. Peery, Jr. filed one late report on Form 4 in 1997 disclosing one transaction that was not reported on a timely basis; Anthony F. Markel filed one late report on Form 4 in 1997 disclosing two transactions that were not reported on a timely basis; and Robert
F. Mizell filed one late report on Form 4 in 1997 disclosing one transaction that was not reported on a timely basis, which was subsequently amended to correctly state the number of shares of Common Stock owned by Mr. Mizell.

Security Ownership of Management

         The following table sets forth certain information with respect to the beneficial ownership of shares of the Company's Common Stock as of March 25, 1998, by each director of the Company, by those executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, and by all of the directors and executive officers as a group.

                                         Amount and Nature of Beneficial Ownership (1)
                                    -------------------------------------------------------

                                                                      Acquirable Within           Percent of
Name                                       Common Stock                  60 Days (2)               Class (3)
----                                       ------------                  -----------               ---------

Stan A. Fischer                              1,125,870                      9,375                    25.4%
Gary M. Farrell (4)                             17,889                      9,375                       *
Paul A. Covert (5)                              43,750                      4,687                     1.1
Robert E. O'Neil, Jr.                            3,000                      9,375                       *
Troy A. Peery, Jr.                              84,376                      2,000                     1.9
Anthony F. Markel                              167,378                      2,000                     3.8
Theodore L. Chandler, Jr.                       15,000                      2,000                       *
Robert F. Mizell                                13,000                      2,000                       *
C.T. Hill                                        1,000                      2,000                       *
All directors and executive
officers  as a group (11
persons)                                     1,516,313                     49,061                    35.0%

____________

* Percentage of ownership is less than 1% of the outstanding shares of Common Stock of the Company.

(1) Beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be a beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days. Each shareholder set forth in the table possesses sole voting and investment power with respect to the number of shares of Common Stock held by him.
(2) Represents shares of Common Stock that can be purchased upon the exercise of vested stock options granted under a Company stock option plan.
(3) Percentages for shares beneficially owned are based on 4,472,433 shares of Common Stock issued and outstanding at March 25, 1998 and includes shares acquirable within 60 days.
(4) Includes 15,000 shares pledged by Mr. Farrell to a commercial bank as security for a loan to acquire such shares.
(5) Includes 43,750 shares related to the purchase of TFM by the Company held in escrow by a commercial bank for Mr. Covert until October 1, 1998.

Security Ownership of Certain Beneficial Owners

         The persons, groups or other entities known by the Company to be beneficial owners of more than 5% of the outstanding Common Stock of the Company as of March 25, 1998 are set forth in the following table:

Name and Address                                    Number of Shares                          Percent of
of Beneficial Owner                              Beneficially Owned (1)                        Class (2)
-------------------                              ----------------------                        ---------
Stan A. Fischer                                        1,135,245                                 25.4%
c/o Open Plan Systems, Inc.
4299 Carolina Avenue
Building C
Richmond, Virginia  23222

SAFECO Corporation and SAFECO Asset
Management Company, SAFECO Plaza,                        331,900 (3)                             7.42%
Seattle, Washington 98185

SAFECO Common Stock Trust SAFECO Plaza,
Seattle, Washington 98185                                244,500 (3)                             5.47%

____________

(1) Beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be a beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.
(2) Percentages for shares beneficially owned are based on 4,472,433 shares of Common Stock issued and outstanding at March 25, 1998.
(3) In an amendment to a Schedule 13G jointly filed with the Securities and Exchange Commission on February 10, 1998, SAFECO Corporation and its subsidiary, SAFECO Asset Management Company, reported beneficial ownership as of that date of 331,900 shares of the Common Stock of the Company for which it shares voting and dispositive power. The Schedule 13G reports that the shares identified therein are owned beneficially by registered investment companies for which SAFECO Asset Management Company serves as investment advisor, and includes the 244,500 shares reported in the joint
     Schedule 13G as beneficially owned by SAFECO Common Stock Trust.

Committees of the Board of Directors

         The standing committees of the Board of Directors are the Executive Committee, the Compensation Committee and the Audit Committee. There is no nominating committee. The functions and membership of the standing committees and the number of such committee meetings held during the last fiscal year are as follows:

         Executive Committee. The Executive Committee is authorized to perform all duties and exercise all powers of the Board of Directors in the management of the business and affairs of the Company when the Board is not in session, except those duties and powers that are required by law to be performed or exercised by the Board of Directors as a whole. The current members of the Executive Committee are Stan A. Fischer, Chairman, and Gary M. Farrell, Anthony
F. Markel, Robert F. Mizell and C.T. Hill. The Executive Committee held no meetings in 1997.

         Audit Committee. The Audit Committee makes recommendations concerning the engagement of the Company's independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The current members of the Audit Committee are C.T. Hill, Chairman, and Troy A. Peery, Jr., Theodore L. Chandler, Jr. and Robert F. Mizell. The Audit Committee held three meetings in 1997.

         Compensation Committee. The Compensation Committee determines compensation for the Company's directors and executive officers and administers the Company's stock option plans. The responsibilities of the Compensation Committee are discussed further below under "Compensation Committee Report on Executive Compensation." The current members of the Compensation Committee are Troy A. Peery, Jr., Chairman, and Theodore L. Chandler, Jr., Robert F. Mizell and Anthony F. Markel. The Compensation Committee held four meetings in 1997.

         During the fiscal year ended December 31, 1997, there were eight meetings of the Board of Directors. All directors except C.T. Hill attended 75% or more of the total aggregate number of meetings of the Board of Directors and of the committees on which they served. Mr. Hill attended 72.7% of the meetings of the Board of Directors and of the committee on which he served.

Directors' Compensation

         Each non-employee director of the Company will receive an annual retainer of $5,000 payable quarterly, a fee of $1,000 for each Board meeting attended and a fee of $500 for each committee meeting attended. Each director will also be reimbursed for certain expenses incurred in connection with attendance at Board and committee meetings.

         Effective June 5, 1996, the Company adopted the 1996 Stock Option Plan for Non-Employee Directors (the "Outside Directors' Plan"). The maximum aggregate number of shares of Common Stock that may be issued pursuant to the Outside Directors' Plan is 25,000. The Outside Directors' Plan is administered by the Compensation Committee of the Board of Directors of the Company, and will terminate following the annual meeting of shareholders in 2000.

         Under the Outside Directors' Plan, each non-employee director of the Company serving on the Board of Directors receives an option to purchase 1,000 shares of Common Stock on the first business day following each annual meeting of shareholders. The exercise price of stock options granted under the Outside Directors' Plan is equal to the fair market value of the Common Stock on the date of grant. Each option is granted for a term of ten years and is first exercisable on the date which is six months from the date of grant of the option. Options granted under the Outside Directors' Plan may be exercised in whole or in part at any time upon payment by the optionee of the exercise price in cash or by surrendering previously-owned shares of Common Stock to the Company with a fair market value not less than the exercise price. In addition, the Company will cooperate in a cashless exercise of an option upon the request of a participant.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

         The Company's compensation policies applicable to its executive officers are administered by the Compensation Committee of the Board of Directors. The Compensation Committee determines the salaries of the Company's senior management and reviews and approves annual management incentive programs and executive benefits for senior management. It also administers the 1996 Stock Incentive Plan (the "Incentive Plan") and the Outside Directors' Plan. The Committee also reviews any significant changes in the Company's 401(k) plan. All decisions by the Compensation Committee relating to the compensation of the Company's senior management are reported to the full Board.

         This report of the Compensation Committee primarily addresses the Company's compensation policies in effect for 1997.

Executive Compensation Policies

         The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, recognize individual initiative and achievements, and assist the Company in attracting and retaining highly qualified executives. They provide for competitive base salaries which reflect individual performance and level of responsibility; annual performance bonus opportunities payable in cash upon the attainment of pre-established financial and operating performance goals, and long-term, stock-based incentive opportunities under the Incentive Plan to further align the financial interests of management with those of the Company's shareholders.

         The Compensation Committee believes that the combination of base salary, annual performance bonus awards and long-term equity participation provides the appropriate framework to implement the Company's pay-for-performance policy. For 1997, bonus incentives were based on attainment of established goals for earnings per share and pre-tax profit.

         The  Compensation   Committee  has  determined  to  annually,  or  more
frequently, review the Company's executive compensation program.

Base Salaries

         Factors considered by the Compensation Committee in determining base salaries for executive officers in 1997 included personal performance of the executive officer in light of individual levels of responsibility, the overall performance and profitability of the Company during the preceding year, economic trends that may be affecting the Company, and the competitiveness of the executive officer's salary with the salaries of executive officers in comparable positions at companies of comparable size or operational characteristics. Each factor is weighed by the Board of Directors in a subjective analysis of the appropriate level of compensation for that executive officer.

         Because the Company's executive compensation program stresses incentive opportunities linked to financial and operating performance, base salaries for senior management for 1997 were set at approximately the median for comparable positions at comparable companies. Adjustments made to executive base salaries were effective January 28, 1997. Mr. Fischer's base salary was increased by $10,000 to $160,000 after a thorough review and evaluation by the Committee of Mr. Fischer's personal performance in light of his management responsibilities, the level of profitability of the Company during 1997, and the Committee's review of the compensation of chief executive officers at comparable companies. Mr. Fischer stepped down as President on November 7, 1997, and Paul A. Covert was elected President. Mr. Fischer remained the Chairman of the Board until April 8, 1998.

Annual Incentives

         The executive officers named in the Summary Compensation Table also were participants in the 1997 Incentive Bonus Plan (the "Bonus Plan"). The Bonus Plan provides that incentive bonuses may be paid to executive officers if certain earnings per share and pre-tax profit goals were met by the Company in

1997. If the Company's earnings per share increased by less than 10% over the previous year, an officer received no bonus award for this performance criteria. The same standard applies to the Company's pre-tax profits and is determined separately from the earnings calculation. In the event that the Company's earnings per share or pre-tax profits increased by 10% or more over the previous year, then the level of performance of each component was converted into a percentage of the officer's salary as a bonus.

         For 1997, there were three categories of officers under the Bonus Plan with differing percentages assigned to each category and to differing levels of performance within each category. If the Company's performance in earnings per share and pre-tax profits exceeded the specified target percentage by more than 10%, then selected executive officers were entitled to an additional bonus for outstanding performance. Based on the Bonus Plan criteria, no bonuses were awarded under the Bonus Plan. However, Mr. Farrell received a discretionary bonus of $5,000 for 1997.

Long-Term Incentives

         The Committee administers the Incentive Plan under which it has granted options to purchase shares of the Company's Common Stock to key executives. The primary objective of issuing stock options is to encourage significant investment in stock ownership by management and to provide long-term financial rewards linked directly to market performance of the Company's stock. The Committee believes that significant ownership of stock by senior management is the best way to align the interests of management and the shareholders, and the Company's stock incentive program is effectively designed to further this objective.

         Effective August 12, 1997, the Committee granted stock options (the "1997 Options") to various executives, including the executive officers named in the Summary Compensation Table. The Committee granted Mr. Fischer a 1997 Option to acquire 12,500 shares of Common Stock. In determining the number of shares to be subject to the options granted to Mr. Fischer, the Committee evaluated Mr. Fischer's overall compensation package relative to that of other chief executives at comparable companies. With respect to the allocation of available options among other executive officers and employees, the Committee is of the view that, as a person's level of responsibility increases, greater portions of his or her total compensation should be linked to the long-term performance of the Company's Common Stock and return to its shareholders.

         The exercise price of the 1997 Options is based on the average of the high and low trading prices of the Common Stock on the day of grant. The 1997 Options became vested and exercisable over four years in annual increments of 25% commencing on February 12, 1998 and expire seven years from the date of grant. An earlier expiration date may apply in the event of an optionee's termination of employment, retirement, death or disability.

Tax Considerations

         The Omnibus Budget Reconciliation Act of 1993 ("OBRA") established certain criteria for the tax deductibility of compensation in excess of $1 million paid to the Company's executive officers. The Company is not in danger of losing deductions under OBRA. The Committee will carefully consider any plan or compensation arrangement that would result in the disallowance of compensation deductions. The Committee will use its best judgment in such cases, taking all factors into account, including the materiality of any deductions that may be lost. To date, the Committee has not adopted a policy that dictates its decision in such a situation.

        Submitted By the Compensation Committee of the Board of Directors
                          Troy A. Peery, Jr., Chairman
                                Robert F. Mizell
                            Theodore L. Chandler, Jr.
                                Anthony F. Markel

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

         The following table sets forth, for the fiscal years ended December 31, 1997, 1996 and 1995, the compensation paid by the Company to the Company's President and each of its four other most highly paid executive officers in all capacities in which they served:

                                            Summary Compensation Table

                                                                                           Long Term
                                                                                         Compensation
                                                    Annual Compensation                     Awards
                                      ------------------------------------------------      ------
                                                                                          Securities
Name and                                                              Other Annual        Underlying           All Other
Principal Position           Year        Salary         Bonus       Compensation (1)      Options (#)       Compensation (2)
------------------           ----        ------         -----       ----------------      -----------       ----------------

Stan A. Fischer              1997       $159,231       $  -           $   -                 12,500             $100,489
Chairman of Board            1996        150,000        36,000         145,515 (3)          12,500              100,510
                             1995        125,000        40,000            -                   -                 116,348

Paul A. Covert (4)           1997         96,923          -               -                  6,250                  200
President                    1996         24,230        15,000            -                  6,250                   50
                             1995           -             -               -                   -                    -

Gary M. Farrell (5)          1997         99,808         5,000            -                 12,500                2,994
Chief Financial Officer      1996         85,000        19,000            -                 12,500                2,550
and Secretary                1995         65,000        20,000            -                   -                   1,950

Robert O'Neil, Jr. (6)       1997        121,346          -               -                 12,500                 -
Vice President - National    1996         20,167          -               -                 12,500                 -
Accounts                     1995           -             -               -                   -                    -

___________

(1) Except as otherwise indicated, the dollar value of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total amount of salary and bonus reported for each officer during the years shown.
(2) "All Other Compensation" includes the following for the fiscal year ended December 31, 1997: (a) employer contributions of $4,306, $2,994, $200 and $0 for Mr. Fischer, Mr. Farrell, Mr. Covert and Mr. O'Neil, respectively, to the Company's 401(k) Plan to match 1997 elective deferral contributions made by each to such Plan; and (b) compensation of $96,183 for Mr. Fischer attributable to life insurance premiums paid by the Company in 1997 on life insurance policies to fund certain stock purchase obligations to Mr. Fischer. See "Transactions with Management."
(3) Includes a $32,341 payment to Mr. Fischer to permit the payment of accrued interest on prior tax loans, a $28,115 payment to permit the payment of accrued interest on a real estate loan to Mr. Fischer, a $83,775 payment to Mr. Fischer to permit the payment of expenses incurred by him in connection with certain property owned by Mr. Fischer, and $1,284 relating to an automobile allowance.
(4) Mr. Covert was employed by the Company in October 1996 following the acquisition of TFM. Amounts shown for 1996 are for the period from October 1996 to December 31, 1996.
(5) Although no bonuses were awarded under the Bonus Plan in 1997, Mr. Farrell was awarded a discretionary bonus.
(6) Mr. O'Neil was employed by the Company commencing in November 1996. Amounts shown for 1996 are for the period from November 1996 to December 31, 1996.

         The executive officers of the Company participate in other benefit plans provided to all full-time employees of the Company who meet eligibility requirements, including group health, dental, disability and life insurance.

Stock Options

         The following table contains information concerning grants of stock options to each of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1997 under the Company's 1996 Stock Incentive Plan:

                        Option Grants In Last Fiscal Year
                               (Individual Grants)

                                 Number of             Percent of Total
                                 Securities            Options Granted
                              Underlying Options       to Employees in     Exercise or Base      Expiration
Name                             Granted (1)             Fiscal Year       Price ($/Sh) (2)       Date (3)
----                             -----------             -----------       ----------------       --------

Stan A. Fischer                    12,500                   14.8%               $5.97             8/12/04

Paul A. Covert                      6,250                    7.4                 5.97             8/12/04

Gary M. Farrell                    12,500                   14.8                 5.97             8/12/04

Robert E. O'Neil, Jr.              12,500                   14.8                 5.97             8/12/04

__________

(1) The options become vested and exercisable over four years in annual increments of 25% commencing on February 12, 1998. The options listed in the table were granted on August 12, 1997.
(2) The exercise price for the options listed in the table was the average of the high and low trading prices of the Common Stock on the date of grant. The exercise price may be paid in cash, in shares of Common Stock of the Company valued at fair market value on the date of exercise, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all required withholding and other deductions.
(3) The options listed in the table expire seven years from the date of grant. An earlier expiration date may apply in the event of the optionee's termination of employment, retirement, death or disability.

Option Exercises and Holdings

         None of the executive officers named in the Summary Compensation Table exercised options during the fiscal year ended December 31, 1997. The following table sets forth information with respect to the value of all unexercised stock options held by such officers as of the end of the fiscal year:

                          Fiscal Year End Option Values

                                                Number of Securities            Value of Unexercised In-the-
                                               Underlying Unexercised           Money Options at Fiscal Year
                                           Options at Fiscal Year End (1)                 End (2)
                                           ------------------------------      ------------------------------

Name                                       Exercisable     Unexerciseable      Exercisable    Unexerciseable
----                                       ------------    --------------      -----------    --------------
Stan A. Fischer                               3,125            21,875              $0               $0

Paul A. Covert                                1,562            10,938               0                0

Gary M. Farrell                               3,125            21,875               0                0

Robert E. O'Neil, Jr.                         1,562            10,938               0                0

______________

(1) The options become vested and exercisable over four years in annual increments of 25% commencing on April 21, 1997 and February 12, 1998.
(2) The value of the unexercised options at fiscal year end is calculated by determining the difference between the fair market value of the Common Stock on December 31, 1997 and the exercise price of such options. The average of the high and low sales prices the Common Stock of the Company on December 31, 1997, as reported by The Nasdaq National Market, was $3.03. All of the options identified in the table had an exercise price that was higher than $3.03 on December 31, 1997, and therefore all of the options were out-of-the money on that date.

Transactions With Management

         The Company has made a separate agreement with Stan A. Fischer to purchase upon his death, up to all, but not less than one-half, of the shares of Common Stock owned by him at the time of his death. In order to fund its purchase obligation under the agreement, the Company owns and is the beneficiary of a life insurance policy in aggregate face amounts of $3,000,000 on the life of Mr. Fischer. The purchase price for the shares will be the fair market value of the shares on the date of death. The Company's purchase obligation under the agreement is limited to the face amount of the policy. In 1997, the Company paid premiums of $96,183 on the policy for Mr. Fischer.

         On October 1, 1996, pursuant to the terms of that certain Stock Purchase Agreement dated September 24, 1996 between the Company and TFM (the "Purchase Agreement"), the Company acquired all of the outstanding Common Stock of TFM from its shareholders, Paul A. Covert and Todd A. Thomann. Messrs. Covert and Thomann currently serve as President and Executive Vice President, respectively, of the Company. Consideration for the acquisition consisted of cash and 87,500 shares of the Company's Common Stock valued at $15 per share. Under the terms of the Purchase Agreement, the 87,500 shares of the Company's Common Stock are to be held in escrow until October 1, 1998 as security for indemnification obligations of Messrs. Covert and Thomann. Also pursuant to the Purchase Agreement, if the closing sales price of the Company's Common Stock on October 1, 1998 is less than $15 per share (subject to certain adjustments), the Company will make a cash payment to Messrs. Covert and Thomann equal to the difference between the closing sales price on that date and $15, multiplied by the 87,500 shares of Common Stock.

Certain Business Relationships

         Robert F. Mizell, a Senior Vice President of Davenport & Company LLC, is a director of the Company. Davenport & Company LLC has provided financial advisory services to the Company during the past twelve months at fees that are customary for such services.

         Theodore L. Chandler, Jr., a member and a director of the firm of Williams, Mullen, Christian & Dobbins, is a director of the Company. Williams, Mullen, Christian & Dobbins serves as counsel to the Company.

         Anthony F. Markel, President, Chief Operating Officer and a director of Markel Corporation, is Chairman of the Board and a director of the Company. Shand Morahand Company, a wholly owned subsidiary of the Markel Corporation, has provided directors and officers insurance to the Company during the past twelve months at fees that are customary for such services.

                                  PROPOSAL TWO

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed, subject to shareholder approval, the firm of Ernst & Young LLP as independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1998. A majority of the votes cast by holders of the Common Stock is required for the ratification of the appointment of the independent public accountants.

         Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         The Board of Directors recommends that the shareholders vote FOR the appointment of Ernst & Young LLP as independent public accountants for the fiscal year ending December 31, 1998.


                        PROPOSALS FOR 1999 ANNUAL MEETING

         Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 1999 annual meeting of shareholders must cause such proposal to be received, in proper form, at the Company's principal executive offices at 4299 Carolina Avenue, Building C, Richmond, Virginia 23222, Attention: Gary M. Farrell, Secretary, no later than December 16, 1998, in order for the proposal to be considered for inclusion in the Company's Proxy Statement for that meeting. The Company presently anticipates holding the 1999 annual meeting of shareholders in May 1999.

         The Company's Bylaws also prescribe the procedure a shareholder must follow to nominate directors or to bring other business before shareholders' meetings. For a shareholder to nominate a candidate for director at the 1999 annual meeting of shareholders, notice of nomination must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the first anniversary date of the 1998 annual meeting. The notice must describe various matters regarding the nominee and the shareholder giving the notice. For a shareholder to bring other business before the 1999 annual meeting of shareholders, notice must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the first anniversary date of the 1998 annual meeting. The notice must include a description of the proposed business, the reasons therefor, and other specified matters. Any shareholder may obtain a copy of the Company's Bylaws, without charge, upon written request to the Secretary of the Company.

                                  OTHER MATTERS

         THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1997 FILED WITH THE COMMISSION, EXCLUDING EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO GARY M. FARRELL, SECRETARY OF THE COMPANY, WHOSE ADDRESS IS 4299 CAROLINA AVENUE, BUILDING C, RICHMOND, VIRGINIA 23222.

                             OPEN PLAN SYSTEMS, INC.

               Proxy Solicited on Behalf of the Board of Directors


              The undersigned hereby appoints Robert F. Mizell and Theodore
    L. Chandler, Jr., jointly and severally, as proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated on the reverse, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Open Plan Systems, Inc., a Virginia corporation (the "Corporation"), to be held on Friday, May 15, 1998, at 10:00 a.m., local time, or any adjournments thereof, for the following purposes:

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

                 Please Detach and Mail in the Envelope Provided

--------------------------------------------------------------------------------

A  |X| Please mark your
       votes as in this
       example using
       dark ink only.

                   FOR nominees         WITHHOLD
                  listed at right     AUTHORITY to
                (except as written        vote
                        on          for all nominees
                  the line below)        listed
                                        at right                                                              FOR   AGAINST  ABSTAIN
                                                                                                               _      _        _
                        _                  _                                  2. To ratify the appointment    |_|    |_|      |_|
1. To elect as         |_|                |_|       NOMINEES: Term Expires       of Ernst & Young LLP as
   directors the                                              -------------      independent auditors for
   three persons                                              in 1999:           the Corporation for the
   listed as                                                  --------           fiscal year ending
   nominees at right:                                         Paul A. Covert     December 31, 1998.

(INSTRUCTION:  To withhold  authority to vote                 Terms Expire    3. In their discretion, the proxies are  authorized to
for any  individual  nominee listed at right,                 ------------       vote upon any other business that may properly come
write  that   nominee's  name  on  the  space                 in 2001:           before the meeting, or any adjournment thereof.
provided below.)                                              --------
                                                              Gary M. Farrell
                                                              E. W. Mugford
_______________________________________                                       THIS PROXY, WHEN PROPERLY  EXECUTED,  WILL BE VOTED IN
                                                                              THE MANNER DIRECTED HEREIN BY THE  SHAREHOLDER.  IF NO
                                                                              DIRECTION  IS GIVEN,  THIS PROXY WILL BE VOTED FOR ALL
                                                                              NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.

                                                                              PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY


_____________________________________________     _____________________________________________      Dated: _______________, 1998
Signature of Shareholder                          Signature of Co-owner (if applicable)

Note: (If signing as Attorney, Administrator, Executor, Guardian or Trustee, please add your title as such.)

--------------------------------------------------------------------------------